SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                           (Amendment No.     )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

  PECO ENERGY COMPANY (FORMERLY KNOWN AS PHILADELPHIA ELECTRIC COMPANY)
  ---------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                T.D. CUTLER; H.D. WILLIAMS (PECO ENERGY);
           T. ROCH (ALLEN, LANE AND SCOTT (THIRD PARTY FILER))
  ---------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     __________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:
     __________________________________________________________________

     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
     __________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:
     __________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     __________________________________________________
     2)  Form, Schedule or Registration Statement No.:
     __________________________________________________
     3)  Filing Party:
     __________________________________________________
     4)  Date Filed:
     __________________________________________________

- ---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           PECO ENERGY COMPANY

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              APRIL 13, 1994

Dear Shareholder:

    YOU ARE CORDIALLY INVITED TO ATTEND THE 1994 ANNUAL MEETING OF SHAREHOLDERS WHICH WILL BE HELD ON WEDNESDAY, APRIL 13, 1994, AT 9:30 A.M. IN THE DELAWARE/NEW JERSEY ROOM AT THE VALLEY FORGE CONVENTION CENTER, 1200 FIRST AVENUE, KING OF PRUSSIA, PENNSYLVANIA. THE VALLEY FORGE CONVENTION CENTER IS LOCATED APPROXIMATELY TWO MILES NORTHWEST OF THE KING OF PRUSSIA MALL. (SEE MAP AND DIRECTIONS LOCATED ON PAGES 24 AND 25.)

    The purposes of the Meeting are as follows:

    1. To elect four Class I directors to serve for three-year terms;

    2. To approve the appointment of Coopers & Lybrand as auditors for the year 1994;

    3. To consider and take action on the shareholder proposals beginning on page 18 of the Proxy Statement (if such proposals are presented at the Meeting); and

    4. To transact any other business that may properly come before the Meeting.

    Holders of Common Stock of record at the close of business February 23, 1994, are eligible to vote upon each of the matters listed above. The number of shares indicated on your proxy represents the total number of shares of Common Stock held by you as of February 23, 1994, including any shares held under the Dividend Reinvestment and Stock Purchase Plan.

    At the Meeting, we will present a report on our current operations and future plans, followed by a question and answer period during which we will welcome comments and questions from those present.

    We hope you will indicate your continuing interest in the Company and your support of the Board of Directors by completing, signing and mailing your proxy promptly. In order to have your proxy voted, please allow the postal service sufficient time to return your proxy prior to the meeting date of April 13, 1994.

    L. S. BINDER                        J.F. PAQUETTE, JR.
    Secretary                           Chairman of the Board



Philadelphia, Pennsylvania 19101
March 7, 1994

                           PECO ENERGY COMPANY
                            2301 MARKET STREET
                              P. O. BOX 8699
                     PHILADELPHIA, PENNSYLVANIA 19101

                             PROXY STATEMENT

    The accompanying proxy, solicited by the Board of Directors, may be revoked by the shareholder at any time prior to its exercise by attending the Meeting and voting in person, by notifying the Secretary of the Company in person or in writing, or by filing a later-dated proxy. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. If no choice is specified, the proxy will be voted as set forth below.

    The approximate date on which this Proxy Statement and proxy are being sent to shareholders is March 7, 1994. The solicitation of proxies generally will be by mail. The Company has engaged the firm of Morrow & Co. to solicit proxies on its behalf at a cost of approximately $70,000; however, some personal solicitation may be conducted by Company employees. The Company will bear all costs of solicitation together with the expenses of banks and brokers which, at the Company's request, will forward proxies to beneficial owners of shares held of record by such banks and brokers.

    On February 23, 1994, the Company had outstanding 221,520,099 shares of Common Stock. Record holders of Common Stock as of that date are entitled to one vote per share on all matters presented to the Meeting.

                                *   *   *

                    PROPOSAL 1. ELECTION OF DIRECTORS

    The Board of Directors presently consists of fifteen members, divided into three equal classes of five directors. The terms of the classes are staggered so that the term of a class expires at each Annual Meeting.

    The terms of the five directors in Class I are scheduled to expire at the April 13, 1994 Annual Meeting. A resolution adopted by the Board of Directors in 1973 provides that a director will withhold his name from nomination for re-election to the Board of Directors at the Annual Meeting next following his 70th birthday. Pursuant to this resolution, Class I Director Robert D. Harrison, a director since 1970, is now 70 and is withholding his name from renomination. As a result, the Board of Directors has adopted a resolution setting the number of directors at fourteen, with four directors in Class I. The remaining four Class I directors are being renominated for election at the April 13, 1994 Annual Meeting.

    If one or more of these nominees becomes unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board of Directors or, if none, the size of the Board of Directors will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

    The election of directors requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. Shares represented by properly executed proxies will be voted for the four Class I nominees listed below unless otherwise specified on a shareholder's proxy card. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named.

                      EQUITY SECURITIES BENEFICIALLY
                      OWNED ON DECEMBER 31, 1993 (A)
                      ------------------------------

    NOMINEES FOR DIRECTOR                             COMMON SHARES
- ----------------------------------------------------  -------------
CLASS I -- TERM EXPIRING IN 1997
    RICHARD G. GILMORE .............................      1,057 (B)
    RICHARD H. GLANTON .............................      2,800
    JOSEPH J. MCLAUGHLIN ...........................      2,881 (B)
    CORBIN A. MCNEILL, JR. .........................      3,601

    INCUMBENT DIRECTORS
- ----------------------------------------------------
CLASS II -- TERM EXPIRING IN 1995
    SUSAN W. CATHERWOOD ............................      1,122
    NELSON G. HARRIS ...............................      3,295
    EDITHE J. LEVIT ................................      4,792
    JOHN M. PALMS ..................................        247
    JOSEPH F. PAQUETTE, JR. ........................     28,614 (B)

CLASS III -- TERM EXPIRING IN 1996
    M. WALTER D'ALESSIO ............................      1,652
    JAMES A. HAGEN .................................      1,127 (B)
    JOSEPH C. LADD .................................        482
    KINNAIRD R. MCKEE ..............................        623 (B)
    RONALD RUBIN ...................................      1,122 (B)

    OTHER EXECUTIVE OFFICERS
- ----------------------------------------------------
    WILLIAM L. BARDEEN .............................      6,443
    JAMES W. DURHAM ................................     10,045
    DICKINSON M. SMITH .............................      2,885

    All current executive officers and directors as a group (31 persons) owned beneficially 113,522 shares of Common Stock at December 31, 1993, representing less than one percent of the shares of Common Stock outstanding.

- ---------------

NOTE A -- In addition, each of the directors and executive officers may be deemed to have beneficial ownership of Common Stock which currently may be acquired upon the exercise of stock options granted under the Company's Long-Term Incentive Plan as follows:

R. G. Gilmore             0  E. J. Levit           8,000  K. R. McKee    3,000
R. H. Glanton             0  J. M. Palms           8,000  R. Rubin       8,000
J. J. McLaughlin      8,000  J. F. Paquette, Jr. 160,499  W. L. Bardeen 10,000
C. A. McNeill, Jr.  144,500  M. W. D'Alessio       8,000  J. W. Durham  35,000
S. W. Catherwood      8,000  J. A. Hagen           8,000  D. M. Smith   89,753
N. G. Harris          8,000  J. C. Ladd            8,000
All current executive officers and directors as a
    group (31 persons)                                                 857,868

NOTE B -- Does not include an aggregate of 510,693 shares of Common Stock held under PECO Energy Company's Service Annuity Plan. Messrs. Gilmore, Hagen, McKee, McLaughlin, Paquette and Rubin are members of the Executive Committee which monitors the investment policy and performance of the investments under the Plan. For a more detailed description of the Executive Committee see "Audit, Compensation, Executive, Nominating and Nuclear Committees" section beginning on page 6.

                                *   *   *

              BUSINESS BACKGROUND OF NOMINEES AND DIRECTORS

NOMINEES FOR DIRECTORS -- TERMS EXPIRING IN 1997

|-----------|        Richard G. Gilmore, age 66, was originally elected to
|           |        the Board of Directors in 1979.  In 1983, he resigned
|           |        from the Board when he accepted the position of Finance
|           |        Director of the City of Philadelphia.  At that time, he
|           |        was also Vice President and Treasurer of The Girard
|           |        Company (now Mellon Bank Corporation) and Executive Vice
|-----------|        President and Treasurer of Girard Bank, its subsidiary,
  [Photo of          by which he had been employed since 1972.  He resigned
 Mr. Gilmore]        from the position of Finance Director in December 1985,
                     at which time he was re-elected to the Board. In 1986, he was elected Senior Vice President, Finance and Chief
                     Financial Officer of the Company and served until 1991 when he retired. Mr. Gilmore also is a director of CSS
                     Industries, Inc. and a member of the Board of Trustees of various Legg Mason mutual funds.

|-----------|        Richard H. Glanton, age 47, was elected to the Board of
|           |        Directors in 1991.  Since 1987, he has been a partner of
|           |        the law firm of Reed Smith Shaw & McClay.  From 1983 to
|           |        1986, Mr. Glanton was a partner of Wolf, Block, Schorr &
|           |        Solis-Cohen.  He also is a director of General Accident
|           |        Insurance Company of North America and President of the
|-----------|        Barnes Foundation.  See footnote 1 on page 6.
  [Photo of
 Mr. Glanton]

|-----------|        Joseph J. McLaughlin, age 66, was elected to the Board
|           |        of Directors in 1974.  In 1974, Mr. McLaughlin was
|           |        elected President and Chief Executive Officer of the
|           |        Beneficial Mutual Savings Bank.  He retired from those
|           |        positions in 1993.  He also is a director of the
|           |        Beneficial Mutual Savings Bank and Paper Manufacturers
|-----------|        Company.
  [Photo of
Mr. McLaughlin]

|-----------|        Corbin A. McNeill, Jr., age 54, was elected to the Board
|           |        of Directors in 1990.  From 1985 to 1987, Mr. McNeill
|           |        served as Vice President, Nuclear, Public Service
|           |        Electric and Gas Company.  In 1987, he was appointed
|           |        Senior Vice President, Nuclear, Public Service Electric
|           |        and Gas Company.  In 1988, he was named Philadelphia
|-----------|        Electric Company's Executive Director, Nuclear, on loan
  [Photo of          from Public Service Electric and Gas Company, and later
Mr. McNeill, Jr.]    was elected Executive Vice President, Nuclear of the
                     Company.  In 1990, he was elected President and Chief
                     Operating Officer.

INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1995

|-----------|        Susan W. Catherwood, age 50, was elected to the Board of
|           |        Directors in 1988.  From 1978 to 1984, Mrs. Catherwood
|           |        was Program Coordinator for the Academy of Music
|           |        Anniversary Concerts.  From 1982 to 1991, she was
|           |        Chairman, Board of Overseers, University Museum,
|           |        University of Pennsylvania.  In 1991, she became
|-----------|        Chairman, Trustee Board, University of Pennsylvania
  [Photo of          Health System (formerly University of Pennsylvania
Mrs. Catherwood]     Medical Center).  She also is a director of The Glenmede
                     Corporation and The Glenmede Trust Company.

|-----------|        Nelson G. Harris, age 67, was elected to the Board of
|           |        Directors in 1989.  From 1981 to 1991, Mr. Harris was
|           |        President and Chief Executive Officer of Tasty Baking
|           |        Company, a diversified company engaged in the
|           |        manufacture and distribution of consumer and industrial
|           |        products which include food and graphic art materials.
|-----------|        In 1991, Mr. Harris was elected Chairman and Chief
  [Photo of          Executive Officer of Tasty Baking Company.  In 1992, he
 Mr. Harris]         retired as Chairman and Chief Executive Officer and was
                     elected Chairman of Tasty Baking Company's Executive
                     Committee.  Mr. Harris also is a director and Vice
                     Chairman of American Water Works Company, Inc. and director of CoreStates Financial Corporation and Tasty
                     Baking Company.

|-----------|        Edithe J. Levit, M.D., age 67, was elected to the Board
|           |        of Directors in 1980.  Dr.  Levit is President Emeritus
|           |        and a life member of the National Board of Medical
|           |        Examiners, an independent, non-profit agency, providing
|           |        evaluation services for the medical profession.  Prior
|           |        to 1987, she was President and Chief Executive Officer
|-----------|        of that agency.  She also is a member of the Board of
  [Photo of          Directors of Germantown Savings Bank.
  Dr. Levit]


|-----------|        John M. Palms, age 58, was elected to the Board of
|           |        Directors in 1990.  From 1982 to 1988, Dr. Palms served
|           |        as Vice President for Academic Affairs at Emory
|           |        University.  In 1988, he became a Charles Howard
|           |        Chandler Professor of Physics at Emory University.  Dr.
|           |        Palms was elected President of Georgia State University
|-----------|        in 1989 and, in 1991, was elected President of the
  [Photo of          University of South Carolina.  He also is a director of
  Dr. Palms]         Fortis Holdings Inc., Nations Bank of South Carolina,
                     N.A., and Policy Management System Corporation.

|-----------|        Joseph F. Paquette, Jr., age 59, was elected to the
|           |        Board of Directors in 1988.  He was Vice President,
|           |        Finance and Accounting and Chief Financial Officer of
|           |        the Company from 1978 until his resignation in 1986, at
|           |        which time he became Executive Vice President and Chief
|           |        Financial Officer of Consumers Power Company, an
|-----------|        electric and gas utility in Michigan.  In 1987, he was
  [Photo of          elected President and Chief Operating Officer of
Mr. Paquette, Jr.]   Consumers Power Company and President of its parent
                     company, CMS Energy Corporation. In March 1988, he returned to the Company and was elected President, Chief
                     Operating Officer and a director. In April 1988, he was elected Chairman of the Board and Chief Executive
                     Officer.  He also is a director of Associated Electric &
                     Gas Insurance Services Limited, Meridian Bancorp, Inc., and Meridian Bank.

INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1996

|-----------|        M. Walter D'Alessio, age 60, was elected to the Board of
|           |        Directors in 1983.  Since 1982, Mr. D'Alessio has been
|           |        President and Chief Executive Officer of Latimer & Buck,
|           |        Inc., a mortgage banking and real estate development
|           |        finance subsidiary of Legg Mason.  He also is a director
|           |        of the Philadelphia Stock Exchange and Pennsylvania Blue
|-----------|        Shield.
  [Photo of
Mr. D'Alessio]

|-----------|        James A. Hagen, age 61, was elected to the Board of
|           |        Directors in 1990.  From 1985 to 1988, Mr. Hagen served
|           |        as Executive Vice President -- Sales & Marketing, CSX
|           |        Transportation.  In 1988, he became President --
|           |        Distribution Services Group, CSX Transportation.  Mr.
|           |        Hagen was elected Chairman, President and Chief
|-----------|        Executive Officer of Conrail, Inc. in 1989.
  [Photo of
  Mr. Hagen]

|-----------|        Joseph C. Ladd, age 67, was elected to the Board of
|           |        Directors in 1977.  Mr. Ladd served as President, Chief
|           |        Executive Officer and Director of Fidelity Mutual Life
|           |        Insurance Co. from 1971 to 1984.  He served as Chairman
|           |        of the Board and Chief Executive Officer of Fidelity
|           |        Mutual Life Insurance Co. until 1989 and as Chairman of
|-----------|        the Board from 1989 to 1992.  Mr. Ladd is a director of
  [Photo of          CoreStates Financial Corporation, CoreStates Bank, N.A.,
  Mr. Ladd]          and Philadelphia Suburban Corporation.

|-----------|        Kinnaird R. McKee, age 64, was elected to the Board of
|           |        Directors in 1989.  In 1988, Admiral McKee retired from
|           |        the U.S.  Navy.  From 1982 until 1988, he served as
|           |        Director, Navy Nuclear Propulsion.  His career included
|           |        service as Director of Naval Warfare, Commander of the
|           |        U.S.  Third Fleet, and Superintendent, U.S.  Naval
|-----------|        Academy.  He is currently an engineering consultant.  He
  [Photo of          also is a director of Entergy Corporation and Entergy
  Mr. McKee]         Operations Inc.

|-----------|        Ronald Rubin, age 62, was elected to the Board of
|           |        Directors in 1988.  Since 1976, Mr. Rubin has been a
|           |        General Partner of Richard I. Rubin & Co.  Inc., a real
|           |        estate development and management company.  He also is a
|           |        director of Continental Bank and Midlantic Corporation.
|           |
|-----------|
  [Photo of
  Mr. Rubin]

    (1) Richard H. Glanton is a partner of the law firm of Reed Smith Shaw & McClay which provided legal services to the Company during 1993.

                                 *   *   *

MEETINGS OF DIRECTORS

    The total number of regular and special meetings of the Board of Directors during 1993 was 13. Each director attended more than seventy-five percent of the meetings of the Board and the meetings of committees of which he or she was a member.

                                 *   *   *

AUDIT, COMPENSATION, EXECUTIVE, NOMINATING AND NUCLEAR COMMITTEES

    The Audit Committee consists of S. W. Catherwood (Chairman), M. W. D'Alessio, R. H. Glanton, R. D. Harrison and J. C. Ladd. The Committee meets quarterly. At each meeting, the Company's internal auditor reports on completed audits and the audit program. During the year, the Committee meets with the Company's independent auditors to review their audit of the consolidated financial statements; to review the auditors' Report to Management for the preceding year; to review their plans for conducting the audit for the current year; to approve their services and fees; and to be informed of proposed or new accounting practices. The Audit Committee met four times during 1993.

    The Compensation Committee consists of J. A. Hagen (Chairman), N. G. Harris, J. C. Ladd and R. Rubin. The Committee meets as necessary on call of the Chairman of the Committee. The Committee makes decisions pertaining to compensation for the positions of Director, Chairman, President, Senior Vice President and Vice President. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. The Committee also reviews and monitors management development programs for officers and employees. The Compensation Committee met once during 1993.

    The Executive Committee consists of J. F. Paquette, Jr. (Chairman),
R. G. Gilmore, J. A. Hagen, K. R. McKee, J. J. McLaughlin and R. Rubin. The Committee meets quarterly. During intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Board of Directors in the management of all affairs of the Company. This Committee also has fiduciary responsibilities associated with the Company's Service Annuity Plan, including setting and monitoring the investment policy and reviewing the transactions and performance of the investment managers. The Executive Committee met four times during 1993.

    The Nominating Committee consists of M. W. D'Alessio (Chairman), S. W. Catherwood, R. H. Glanton, R. D. Harrison and J. M. Palms. The Committee recommends to the Board of Directors candidates for election to the Board of Directors, with such candidates to be sought from an appropriate variety of sources such as those with managerial experience as business executives or with suitable academic or scientific backgrounds. While the Committee normally expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees at the 1995 Annual Meeting of Shareholders if such recommendations are submitted in writing to the Secretary of the Company at the address of the Company set forth on page
1. The determination of nominees recommended by the Committee is within the sole discretion of the Committee, and the final selection of nominees is within the sole discretion of the Board of Directors. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Company's bylaws do not permit shareholders to nominate candidates from the floor at the Annual Meeting without prior notification to the Company Secretary. Any such notification would have to include certain information detailed in the Company's bylaws. Shareholders who desire to nominate a candidate from the floor at the 1994 Annual Meeting should contact the Company's Secretary, Mrs. L. S. Binder. Nominations must be received 14 days prior to the Annual Meeting (March 30, 1994). The Nominating Committee met once during 1993.

    The Nuclear Committee consists of R. D. Harrison (Chairman), R. G. Gilmore, E. J. Levit, K. R. McKee, J. J. McLaughlin and J. M. Palms. Effective April 1, 1994, Dr. Palms will succeed Mr. Harrison as Chairman of the Nuclear Committee. The Committee was established in 1987 to assist the Board of Directors in the proper discharge of the Board's responsibilities for oversight of the nuclear operations of the Company. The Nuclear Committee met twelve times during 1993.

                                 *   *   *

REMUNERATION OF DIRECTORS

    Directors who are not officers of the Company are remunerated as set forth below and are reimbursed expenses, if any, for attendance at meetings:

    $20,000 annual Board retainer
    $ 1,000 per meeting attended
    $ 2,000 annual retainer for Chairmanship of Audit, Nuclear and
            Special Committees
    $ 1,000 annual retainer for Chairmanship of Compensation and Nominating Committees

    In addition to the remuneration stated above, directors who are not officers of the Company receive options for 5,000 shares of the Company's Common Stock when first elected to the Board, and receive options for 3,000 shares at each three-year anniversary of their election.

    Directors who are also officers of the Company do not receive directors' fees.

    The Company has an unfunded Deferred Compensation Plan for non-officer directors which permits such directors to defer all or a portion of their remuneration. Amounts deferred will be credited with interest, compounded quarterly, equal to the average prime commercial lending rate of The Chase Manhattan Bank, N.A., in effect on the 15th day of each month, plus one-half of one percent. The amounts deferred and the interest credited thereon are unfunded obligations of the Company and may not be distributed to the participant (except to meet a financial hardship) until that person ceases to be a director, retires or reaches age 65.

    The Company also has a retirement plan for directors. Benefits under the plan are based upon years of service as a non-employee director. A minimum of five years of service as a non-employee director is required to be entitled to benefits. Unless a director selects early retirement, benefit payments will commence at the age of 70 and will be paid quarterly for life and cease upon death. The annual pension payable at normal retirement will be equal to 50% of the annual Board retainer at the time of retirement for five full years of service, with an additional 10% for each additional full year of service up to ten years. For ten or more years of non-employee director service, a director is entitled to 100% of the annual retainer at the time of retirement.

                                 *   *   *

                     EXECUTIVE COMPENSATION DISCLOSURE

    The following three tables show information relating to the Chief Executive Officer and the four most highly compensated executive officers during the calendar year 1993.

                        SUMMARY COMPENSATION TABLE

                                                                                      ALL
                                                                                     OTHER
                                                                                     COMPEN-
                                         ANNUAL                                      SATION
                                      COMPENSATION       LONG-TERM COMPENSATION      ($)(A)
                                  --------------------  --------------------------- --------
                                                            AWARDS         PAYOUTS
                                                        ----------------- ---------
                                                        RESTRICTED        LONG-TERM
                                                          STOCK           INCENTIVE
NAME AND                          SALARY  BONUS OTHER    AWARD(S) OPTIONS    PLAN
PRINCIPAL POSITION          YEAR    ($)    ($)  ($)(A)     ($)      (#)   PAYOUTS ($)
- --------------------------------  ------  ----- ------  --------- ------- -----------
Joseph F. Paquette, Jr.     1993  425,534 403,262  0        0      40,000     0         0
 Chairman of Board and      1992  420,151 376,567  0        0     100,000  139,500      0
 Chief Executive Officer    1991  387,283 308,701           0      80,000     0

Corbin A. McNeill, Jr.      1993  350,990 186,697  0        0      24,000     0         0
 President and Chief        1992  331,471 174,339  0        0      70,000  105,563      0
 Operating Officer          1991  295,254 178,867           0      32,500     0

William L. Bardeen (B)      1993  292,319 115,372  0        0      15,000     0         0
 Senior Vice President,     1992  238,008  99,113  0        0      60,000     0         0
 Finance and Chief          1991     0       0              0        0        0
 Financial Officer

James W. Durham (C)         1993  253,222  97,781  0        0      15,000     0         0
 Senior Vice President      1992  234,840  91,302  0        0      35,000   87,188      0
 and General Counsel        1991  216,927 113,601           0      25,000     0

Dickinson M. Smith (D)      1993  220,502  85,558  0        0      15,000     0         0
 Senior Vice President,     1992  203,615  83,998  0        0      35,000   46,219      0
 Nuclear                    1991  195,015  99,400           0      25,000     0

(A) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, as interpreted by the Commission's Staff, amounts of Other Annual Compensation and All
    Other Compensation are excluded for 1991.

(B) Mr. Bardeen began his employment with the Company on February 18, 1992.

(C) Mr. Durham was awarded 500 Common Shares on February 25, 1991 valued at
    $19.50 per share, the closing price of the Company's Common Stock on that day. The shares vest at the rate of 100 shares per year beginning
    February 25, 1992. On December 31, 1993, Mr. Durham held 300 restricted shares of the Company's Common Stock valued at $5,850.
    Dividends are paid on these shares.

(D) Mr. Smith was awarded 1,000 Common Shares on June 22, 1989 valued at
    $22.125 per share, the closing price of the Company's Common Stock on that day. The shares vest at the rate of 200 shares per year beginning
    June 22, 1990. On December 31, 1993, Mr. Smith held 200 restricted shares of the Company's Common Stock valued at $4,425. Dividends are paid on these shares.


                          OPTION GRANTS IN 1993
                                                                    GRANT DATE
                                      INDIVIDUAL GRANTS                VALUE
                                    --------------------            ----------
                          NUMBER       % OF
                            OF         TOTAL                           GRANT
                        SECURITIES    OPTIONS   EXERCISE               DATE
                        UNDERLYING  GRANTED TO  OR BASE    EXPIRA-    PRESENT
                          OPTIONS   EMPLOYEES    PRICE      TION       VALUE
NAME                    GRANTED(#)   IN 1993    ($/SH)      DATE       ($)(A)
- ----                    ----------  ----------  --------   -------    --------
Joseph F. Paquette, Jr.   40,000       7.5%     $29.625    2/28/03    $116,039
 Chairman of Board and
 Chief Executive Officer

Corbin A. McNeill, Jr.    24,000       4.5      $29.625    2/28/03    $ 69,623
 President and Chief
 Operating Officer

William L. Bardeen        15,000       2.8      $29.625    2/28/03    $ 43,515
 Senior Vice President,
 Finance and Chief
 Financial Officer

James W. Durham           15,000       2.8      $29.625    2/28/03    $ 43,515
 Senior Vice President
 and General Counsel

Dickinson M. Smith        15,000       2.8      $29.625    2/28/03    $ 43,515
 Senior Vice President,
 Nuclear

(A) Values indicated are an estimate based on the Black-Scholes option pricing model. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

    Assumptions used for the Black-Scholes model are as follows:
    risk-free interest rate     6.00%
    volatility                   .20
    dividend yield              6.78%
    time of exercise            10 years

    Although executives face uncertain risks of forfeiture, these risks are not factored into the calculated values.

                   AGGREGATED OPTION EXERCISES IN 1993
                  AND OPTION VALUES AT DECEMBER 31, 1993

                                                  SECURITIES
                                                  UNDERLYING       VALUE OF
                                                   NUMBER OF      UNEXERCISED
                                                  UNEXERCISED    IN-THE-MONEY
                                                   OPTIONS AT     OPTIONS AT
                                                   12/31/93       12/31/93(1)
                           SHARES
                          ACQUIRED                    (#)            ($)
                             ON        VALUE      EXERCISABLE    EXERCISABLE
NAME                     EXERCISE(#) REALIZED($) UNEXERCISABLE  UNEXERCISABLE
- ----                     ----------- ----------- -------------  -------------
Joseph F. Paquette, Jr.    100,000    $766,800     E--160,499    E--$1,097,236
 Chairman of Board and                             U-- 40,000    U--$   25,000
 Chief Executive Officer

Corbin A. McNeill, Jr.           0           0     E--144,500    E--$1,119,000
 President and Chief                               U-- 24,000    U--$   15,000
 Operating Officer

William L. Bardeen          50,000    $293,750     E-- 10,000    E--$   47,500
 Senior Vice President,                            U-- 15,000    U--$    9,375
 Finance and Chief
 Financial Officer

James W. Durham             52,000    $540,250     E-- 35,000    E--$  166,250
 Senior Vice President                             U-- 15,000    U--$    9,375
 and General Counsel

Dickinson M. Smith               0           0     E-- 89,753    E--$  758,294
 Senior Vice President,                            U-- 15,000    U--$    9,375
 Nuclear

- ---------------

(1) Market value of underlying securities at the year-end price of $30.25 per share, minus the value of underlying securities at the exercise or base price.

          EXECUTIVE COMPENSATION -- COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding executives for achieving levels of operational excellence and financial returns which insure positive short- and long-term business performance and continual growth in shareholder value. The Board of Directors believes that the Company's overall compensation program must be competitive in order to attract and retain the qualified individuals necessary to manage the Company and address the significant challenges facing the Company and the industry.

    The compensation program for executives consists of base salary, annual incentive and long-term incentive components. The combination of these elements balances short- and long-term business performance goals and aligns executive financial rewards with those of the Company's shareholders.

    Annual incentive awards are earned based on the Company's financial and operational results in comparison to goals established at the start for the year. See "Management Incentive Compensation Plan."

    Long-term incentive awards in the form of stock options and dividend equivalents relate directly to increases in shareholder value, which determines any economic gain for executives. See "Long-Term Incentive Plan."

    The compensation levels of the Company's officers are reviewed each year by a nationally recognized, independent consulting firm, and the results are presented to the Compensation Committee of the Board of Directors. The Compensation Committee makes its decisions on officer salary levels based upon the consultants' evaluations and other factors, such as the individual's performance and the Company's financial condition. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. Among other things, the independent consulting firm compares officer compensation levels to those of other electric and gas utilities. The latest comparison continues to verify that the Company's executive compensation levels are competitive within the utility industry and are below the levels typically found in general industry.

    The Company's pay programs are well within the $1 million compensation cap for tax deduction purposes as outlined in the Omnibus Budget
Reconciliation Act of 1993. The Company will make every effort to maximize deductions within this cap; however, the Company reserves the right to make adjustments based on competitive pay levels or necessitated by other unforeseen circumstances.

EXECUTIVE SALARIES

    Executive salaries are established at competitive levels based upon survey information from other major electric and gas utility companies, including most of the companies in the Dow Jones Utility Average. Executive salaries correspond to approximately the median salaries of comparable executives of the companies in the survey. The base pay levels indicated in the Summary Compensation Table include an annual salary increase granted to the Chairman/CEO and other executives in the Table. Mr. Paquette's salary continues to be substantially below competitive levels.

MANAGEMENT INCENTIVE COMPENSATION PLAN

    In 1988, the Board of Directors established a Management Incentive Plan (Management Plan) for individuals in the upper levels of management. The Management Plan replaced a previous incentive compensation plan. The bonuses paid under the Management Plan are targeted at the 75% percentile of major electric utilities, which is consistent with median bonuses paid in general industry. Each year, a participant is assigned a base percentage, which is multiplied by a corporate goals multiplier (a percentage based on the achievement of corporate goals established by the Board of Directors) and further multiplied by a performance multiplier based on the participant's performance during the year. The resulting percentages are multiplied by the mid-point of the salary range for employees at the participant's management level, and the product equals the participant's cash award. Corporate goals are established based upon critical business factors necessary to achieve short- and long-term strategic objectives. Although these measures may vary from year to year, they typically include earnings per share, operating and maintenance costs, capital expenditures, power generation and a measure relating to customer service objectives. A participant's individual performance is rated by individual achievement of pre-established goals which include and/or support the key business objectives outlined above. For awards paid in February 1994 for performance in 1993, the factors used in determining corporate and individual performance of the Chairman, as measured against predetermined objectives, were earnings per share, operating and maintenance costs, capital expenditures, safety, nuclear generation capacity factor, forced outage factor and customer interruptions. The most critical of these factors were earnings per share (weighted 30%) and operating and maintenance costs (weighted 20%). The remaining factors were each weighted 10%. Consistent with the determination of awards for all participants, the Chairman's 1993 Management Plan award shown in the Summary Compensation Table was based on a combination of corporate and individual performance. Corporate performance was measured by comparing actual results to predetermined goals on each of the seven performance factors. The corporate performance for the 1993 Management Plan award was as follows: earnings per share, operating and maintenance costs, nuclear generation and forced outage factor exceeded target levels; capital expenditures met target levels; safety and customer interruptions did not meet target levels. In addition to the financial and operating goals cited above, the bonus amounts in the Summary Compensation Table incorporate an evaluation of the officers' individual performance.
Mr. Paquette discussed with the Committee the performance of the officers and made recommendations regarding their individual performance ratings.

    In evaluating the Chairman's performance, the Committee made an assessment of Mr. Paquette's leadership in achieving the Company's long-term strategies and business goals. In the judgement of the Committee, Mr. Paquette has made great progress in positioning the Company to adapt and succeed in an industry marked by rapid change. Specific results taken into consideration were the improvement in total return to shareholders and focus on customer satisfaction.

LONG-TERM INCENTIVE PLAN

    In 1989, the Board of Directors approved and the Company's shareholders ratified the Long-Term Incentive Plan (Incentive Plan). The types of long-term incentive awards which may be granted under the Incentive Plan are non-qualified options to purchase shares of the Company's Common Stock, dividend equivalents and shares of restricted Common Stock.

    Stock options for the Chairman and other executives, indicated on the Summary Compensation Table and the Option Grant Table, are granted at levels competitive with other major utility companies. Options are granted to executives at approximately the median level of grants to comparable executives at other major electric utility companies. Their purpose is to reward executives for strategic and operational activities associated with growth in shareholder value, since the ultimate value to the executive is determined by share price appreciation. The individual receiving an option is entitled to purchase a share of the Company's Common Stock at a specified price (option exercise price) within a specified period of time. The option exercise price is equal to at least the closing price of the Company's Common Stock on the New York Stock Exchange as reported on the composite tape on the date of the grant or the last business day preceding the grant date, when applicable. Stock options granted under the Incentive Plan may not be exercised more than ten years after the date of the grant.

    Dividend equivalents are granted in conjunction with stock options on a three-year cycle. Not all option grants include dividend equivalents. Dividend equivalents granted under the Incentive Plan provide the opportunity for the Chairman and other executive officers to earn an amount equal to the dividends that would have been paid had the participant acquired the shares underlying the options at the time the options were granted. All or a portion of the dividend equivalents are paid, as determined by the Compensation Committee, based on the Company's performance measured over a three- to five-year period. For the performance period 1992 to 1994, the measure to be used to determine dividend equivalents paid to the Chairman and other executive officers will be the Company's three-year total shareholder return measured against the three-year total shareholder return of a comparison group of companies consisting of the 50 largest investor-owned electric utilities, including most of the companies in the Dow Jones Utility Average. Total shareholder return (TSR) is defined as the sum of share price appreciation and dividends paid over the performance period. See the following table:

           THE COMPANY'S THREE-YEAR      PERCENT OF ACCUMULATED
              TSR QUINTILE RANK        DIVIDEND EQUIVALENTS EARNED
           ------------------------    ---------------------------
                    1                             100%
                    2                              75%
                    3                              50%
                    4                              25%
                    5                               0%

    For the 1989 to 1991 performance period payout reported in the Summary Compensation Table, a value of 75% of the dividend equivalent amounts was used. Instead of a specific formula, this payment was based upon consideration of the Company's overall performance over the period highlighted by lowering costs, completion of Limerick Generating
Station Unit

No. 2, restart of the Peach Bottom Atomic Power Station and completion of a Company reorganization. Consideration was also given to the Company's TSR over the 1989-91 period compared to the group of 50 largest utilities.

    Restricted stock awards are shares of Common Stock subject to limitation on their sale, transfer or pledge until the expiration of a restriction period of not less than 12 months as determined by the Compensation Committee at the time of the grant. During the restriction period, the recipient of an award is entitled to receive dividends and vote the shares of restricted stock. After the restriction period, the shares will be distributed to the participant. As indicated in the Summary Compensation Table, restricted stock has been used sparingly, awarded only at the conclusion of a highly unusual accomplishment of major importance.

SHAREHOLDER RETURN COMPARISON COMPANIES VERSUS
EXECUTIVE COMPENSATION COMPARISON COMPANIES

    Although the companies used for these two purposes are substantially the same, they do differ slightly. The shareholder return comparison companies are those included in the Dow Jones Utility Average. Those companies used for executive pay comparisons are major electric utilities participating in the Edison Electric Institute compensation surveys, the most commonly recognized, accepted and reliable source of compensation data for electric utilities. Performance comparison for the Incentive Plan purposes is the 50 largest investor owned electric utilities. Seventy percent of the companies in the Dow Jones Utility Average (excluding PECO Energy) are used for executive compensation and performance compensation purposes.

COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

    As noted on the graph shown on page 16, an investment of $100 in the Company's Common Stock on December 31, 1988 would have grown in value to $212.50, assuming reinvestment of dividends, at December 31, 1993. For the five-year period ending December 31, 1993, the total cumulative return for holders of the Company's Common Stock amounted to 112.5%, or the equivalent of 16.3% per year compounded. That return exceeded both the comparable return of the Standard & Poor's 500 Stock Index and the Dow Jones Utility Average.

COMPENSATION COMMITTEE MEMBERS:

    J. A. Hagen (Chairman)          J. C. Ladd
    N. G. Harris                    R. Rubin

                                 *   *   *

                       SHAREHOLDER RETURN COMPARISON

    Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Dow Jones Utility Average for the period 1989 through 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                                1989-1993


DOLLARS                                                             DOLLARS
 $225                                                                 $225
 $200                     ID: LINE GRAPH SHOWING                      $200
 $175                                                                 $175
 $150                       S&P 500 (as dashes)                       $150
 $125                   PECO ENERGY (as solid rule)                   $125
 $100                  DJ UTILITIES (as dot leaders)                  $100
 $ 75                                                                 $ 75
 $ 50               Footnote (A) appears at approximately the         $ 50
 $ 25                  $110 Million mark for the year 1991            $ 25
 $  0                                                                 $  0
          1989        1990         1991        1992         1993


(A) An adverse electric base rate order issued by the Pennsylvania Public Utility Commission in April 1990 necessitated various write-offs and lowered the Company's earnings power. Consequently, the Company reduced its common stock dividend, effective June 1990, which caused a decline in the price of the Common Stock and the total yearly return.


                                                 DECEMBER 31,
                             -------------------------------------------------
                             1988   1989      1990     1991     1992    1993
                             -------------------------------------------------
PECO Energy Company          $100  $127.82  $107.89  $164.46  $174.85  $212.50
S & P 500 Stock Index        $100  $131.69  $127.60  $166.47  $179.15  $197.21
Dow Jones Utility Average    $100  $135.63  $129.44  $149.18  $155.26  $170.21

Assumptions:

    1. $100 invested on December 31, 1988 in PECO Energy Company Common Stock, S&P 500 Stock Index and Dow Jones Utility Average.

    2. All dividends are reinvested.

                                *   *   *

    RETIREMENT PLANS. The following table shows the estimated annual retirement benefit payable on a straight life annuity basis to participating employees, including officers, in the earnings and year of service classifications indicated, under the Company's non-contributory retirement plans. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

                                      PENSION PLAN TABLE
                       ----------------------------------------------
    AVERAGE ANNUAL
      SALARY FOR                       YEARS OF SERVICE
  HIGHEST CONSECUTIVE  ----------------------------------------------
      FIVE YEARS       10 YEARS    20 YEARS      30 YEARS    40 YEARS
  -------------------------------------------------------------------
    $  100,000         $ 19,757    $  34,515     $ 49,272    $ 64,030
       200,000           40,257       70,515      100,772     131,030
       300,000           60,757      106,515      152,272     198,030
       400,000           81,257      142,515      203,772     265,030
       500,000          101,757      178,515      255,272     332,030
       600,000          122,257      214,515      306,772     399,030
       700,000          142,757      250,515      358,272     466,030
       800,000          163,257      286,515      409,772     533,030
       900,000          183,757      322,515      461,272     600,030
     1,000,000          204,257      358,515      512,772     667,030

    Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 9 for the five named executive officers. The calculation of retirement benefits under the plans generally is based upon average earnings for the highest consecutive five-year period.

    Messrs. Paquette, McNeill, Bardeen, Durham and Smith have, respectively, 36, 26, 2, 10 and 12 credited years of service under the Company's pension program. If Mr. Bardeen completes five years of continuous employment with the Company, then, upon his retirement, his service with the Company for purposes of calculating his benefits under the Company's pension program will be increased by 20 years. Mr. Durham and Mr. Smith are being granted one year of additional service, for purposes of calculating their benefits under the Company's pension program, for each year of service up to a maximum of 10 additional years.

    The Internal Revenue Code of 1986, as amended, limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has supplemental plans which authorize the payment out of general funds of the Company of any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

                                *   *   *

               PROPOSAL 2. APPOINTMENT OF AUDITORS FOR 1994

    The Board of Directors, subject to the approval of the shareholders, has appointed Coopers & Lybrand, independent certified public accountants, as the auditors of the Company for the year 1993. Unless otherwise directed, proxies will be voted "FOR" approval of this appointment.

    Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting.

    A representative of Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement, if he so desires.

                                *   *   *

                    PROPOSAL 3. SHAREHOLDER PROPOSAL A

    A shareholder of the Company has advised the Company that he will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.

                           SHAREHOLDER PROPOSAL

    Resolved that PECO Energy adopt the following policy:

    That no lawyer shall be selected for the PECO slate of endorsed candidates for director that either directly or indirectly derives any compensation from any law firm that provides legal services to PECO.

                            REASONS IN SUPPORT

    Board Members have the duty of undivided loyalty to PECO. There is an ample pool of candidates qualified to serve on PECO's Board without conflicts of interest. Lawyer Board Members that derive compensation from the providing of legal services to PECO raise questions of conflict of interest including:

         1. Can such a director be a vigorous advocate of policies designed to reduce legal expenses by using internal legal staff to the fullest extent possible, settling cases instead of litigation, choosing the most cost effective law firms and strictly monitoring activities and billing when external counsel must be used?

         2. Can such a director be relied on to prudently limit top managements salaries, stock options and other perquisites, when offending top management by such limitation could result in an end to income derived from providing legal services to PECO?

    PECO has a history of Lawyer directors whose law firms provide legal services to PECO. The proponent of this resolution has asked the PECO Board and its chief executive to stop this practice at a number of recent annual meetings without success. PECO shareholders should vote for this resolution.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL:

    The Board of Directors recommends that shareholders vote "AGAINST" this proposal. This proposal seeks to impose what the Board believes to be an arbitrary and unnecessary policy relating to director selection.

    The Nominating Committee of the Board selects as nominees only those persons who the Committee believes are well qualified to serve as directors. It weighs, on a case by case basis, the potential contribution it believes a potential nominee will make to PECO Energy. This "case by case" approach is consistent with the approach adopted by the New York Stock Exchange.

    The Board has a policy that a director shall not enter into transactions with the Company without first disclosing the individual transaction and obtaining advance approval by the Board of Directors. The Board believes that it is in the best interests of the Company and its shareholders to maintain the ability to utilize the business services of individual Board members.

    The Board believes, as a general matter, that any proposal which, like this proposal, seeks to impose rigid eligibility requirements for director nominations is not in the best interests of shareholders because such requirements restrict, rather than enhance, the Company's ability to identify the most qualified persons to serve as directors.

    For these reasons, the Board recommends a vote "AGAINST" the shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                *   *   *

                    PROPOSAL 4. SHAREHOLDER PROPOSAL B

    A shareholder of the Company has advised the Company that he will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.

                            NEW ENERGY POLICY

    WHEREAS Equity interests of stockholders will likely be improved by PECO Energy Company's initiating a more aggressive company policy to promote energy efficiency, renewable energy and end-use planning;

    WHEREAS Global warming, acid rain, and radioactive emissions will be reduced by the greater use of energy conservation and renewable energy sources;

    WHEREAS Energy planners have already warned about the folly of expanding use of non-renewable sources of energy, causing their depletion, and making them unavailable for future generations;

    WHEREAS Energy efficiency and renewable energy sources are already competitively priced, as well as environmentally superior to our present dependence on coal, oil, and nuclear fuels;

    WHEREAS Twelve New England utilities receive financial incentives to conserve, being allowed to earn slightly more profit on their energy efficiency investments than for the power they supply; and

    WHEREAS The greater use of energy efficiency and renewable energy sources would be economically advantageous in avoiding costs of building expensive new generating facilities;

    I therefore request the Board of Directors of PECO Energy Company to more aggressively:

         1. Expand energy conservation, reduce energy waste, utilize more renewable energy sources, implement least-cost energy planning, and minimize environmental damage in all methods chosen to serve customers.

         2. Communicate regularly to stockholders and customers about this new energy policy.

                           SUPPORTING STATEMENT

    PECO Energy Company is to be commended for initiating its program "Conserve Energy. Use It Wisely" and its other efforts to encourage energy conservation. PECO should work harder to incorporate more elements of a progressive new energy policy.

    Twelve New England and several California utilities have adopted model new energy policies mandating greater energy conservation. Through favorable rate structuring, energy saved becomes more profitable than investments in new power plants, even as electricity use may be declining. The new policy adopted by the New England and California utilities is beneficial to stockholders, ratepayers, communities, and the environment.

    PECO has begun the right process.  I urge its expansion.

BOARD OF DIRECTORS' STATEMENT REGARDING SHAREHOLDER PROPOSAL:

    While the management and Board of Directors generally agree with the objectives of this proposal, which essentially requests that the Company "more aggressively" pursue energy conservation, the Board recommends a vote "AGAINST" the proposal because its implementation is unnecessary and could, under current regulatory conditions, be detrimental to the Company's shareholders. An identical proposal was submitted to shareholders at the prior two annual meetings of shareholders and was disapproved at each of those meetings.

    On December 13, 1993, the Pennsylvania Public Utility Commission (PUC), after several years of deliberation, issued an Order allowing Pennsylvania's electric utilities to recover the costs of energy conservation programs. Although utilities will be allowed to recover the program costs and an incentive through a surcharge to customer bills, the Order is deficient because a significant portion of revenues lost as a result of energy conservation programs will be recoverable if and when permitted in a utility's next rate case. Furthermore, the Order is currently being challenged before the PUC and the Commonwealth Court of Pennsylvania by non-utility parties, which creates uncertainty whether it will become final. Nevertheless, the Company, is moving ahead to design cost-effective energy-conservation programs which benefit its customers without harming the Company's shareholders. Therefore, the Company, within the limitations of the PUC's Order, is already "more aggressively" pursing energy conservation.

    In addition to these concerns, increasing competition in the utility industry has caused concerns about the effect of utility-sponsored energy conservation programs on the competitiveness of the Company's rates. Typically, utility-sponsored energy conservation programs cause rates to rise. This is a major concern where customers have the ability to install alternative service such as self-generation. It should be noted that many of the New England utilities referenced in the proposal have recently reduced their energy conservation efforts due to concerns about adverse impact of rate increases on regional economic development and competitiveness.

    The Company is committed to pursuing energy conservation programs which are beneficial to its customers and not harmful to its shareholders. However, the Board must oppose this shareholder's proposal because it is unnecessary and could harm the interests of the Company's shareholders.

    The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                *   *   *

                    PROPOSAL 5. SHAREHOLDER PROPOSAL C

    A shareholder of the Company has advised the Company that it will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.

                           SHAREHOLDER PROPOSAL

    BE IT RESOLVED: That the stockholders of PECO Energy Company (or "Company") urge that the Board of Directors take the necessary steps, in compliance with Pennsylvania state law, to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

                           SUPPORTING STATEMENT

    The Board of Directors of the Company is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interests of the Company and its shareholders. The elimination of the staggered board would require each director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the Board collectively and each director individually. It is our belief that the concerns that the annual election of all directors would leave the Company without experienced board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued.

    It is our belief that a company's corporate governance procedures and practices, and the level of management accountability they impose, are related to the financial performance of a company. While the Company's current performance may be deemed to be adequate, we believe sound corporate governance practices, such as the annual election of all directors, will impose the level of management accountability necessary to help ensure that a good performance record is attainable over the long term. Regardless of whether a shareholder believes the current Board or management team is performing satisfactorily or not, we believe it is clearly in the best interest of the Company and its shareholders that a process be in place which allows shareholders to take definitive action as owners if they believe the Board is failing to realize the full potential of the Company's assets.

    A classified board of directors protects the incumbency of the Board of Directors and current management which in turn limits accountability to stockholders. In addition to a classified Board, the Company has the following measures in place which in our opinion further protects incumbency and limits accountability to shareholders: no confidential or secret ballot proxy voting and a lack of cumulative voting for Directors. We believe that allowing shareholders to annually register their views on the performance of the Board and each Director is one of the best methods to ensure that our Company will be managed in the best interest of shareholders. We urge your support for this proposal.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL:

    The Board of Directors recommends that shareholders vote "AGAINST" this proposal. In 1990, shareholders of the Company voted to classify the Board of Directors into three classes, each to serve for terms of three years, with one class being elected each year. The Board of Directors believes there is no reason to change the current procedure of electing a classified Board. The Company's directors, elected by the shareholders, are fully accountable to serve the shareholders' interests throughout their term of office, whether the term is three years or one year. Furthermore, similar classified Board provisions exist at over half of the companies that comprise the Standard & Poor's 500 Stock Index.

    The Board of Directors believes that the election of directors by classes enhances the continuity and stability in the Board and its policies. When directors are elected by class, a change in control of the Board normally requires at least two shareholder meetings, instead of one. With a classified Board, it is more likely that a majority of the directors of the Company will have prior PECO Energy Board experience. Having at least some experienced directors will facilitate continuity, as well as stable leadership and policy by assuring that experienced personnel, familiar with PECO Energy and its business, will be on the Board at all times.

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    Board classification is also intended to encourage any person seeking to acquire control of the Company to initiate such an action through arm's length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is fair to all shareholders of the Company.

    The Board recommends a vote "AGAINST" this shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                                *   *   *

                              OTHER MATTERS

    Other than the foregoing, the Board of Directors knows of no other matters which will be presented at the Annual Meeting for action by the shareholders. Nevertheless, if any other matters properly come before the Meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

                                *   *   *

                DEADLINE FOR FILING SHAREHOLDER PROPOSALS
                         FOR 1995 ANNUAL MEETING

    The date by which proposals of shareholders intended to be presented at the 1995 Annual Meeting must be received by the Company for inclusion in the Company's 1995 Proxy Statement and proxy relating to that meeting is November 7, 1994.

                                *   *   *

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                VALLEY FORGE CONVENTION CENTER DIRECTIONS

BY CAR: FROM PHILADELPHIA: Take the Schuylkill Expressway to Exit #25
        (Goddard Boulevard). Bear right at first light onto Goddard Boulevard. Turn right at next light onto North Gulph Road and proceed approximately 1-1/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

        FROM PENNSYLVANIA TURNPIKE: Take Turnpike Exit #24 (Valley Forge). Take first exit immediately after toll (Exit 25 -- Valley Forge) to North Gulph Road and proceed approximately 1-1/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

        FROM ROUTE 202: Take Pottstown Exit (422 West) to first exit (Bridgeport -- Route 23 East) and proceed east on Route 23 (Valley Forge Road). Turn right at first light onto Moore Road. Turn right at next light onto First Avenue. Proceed to next light and turn right onto North Gulph Road. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

        FROM ROUTE 422 EAST: Take King of Prussia Industrial Park Exit to light and turn left onto North Gulph Road. The Valley Forge Convention Plaza sign will be on the right, after the turn. (See entrance instructions on following page.)

BY BUS: SEPTA (215-580-7800): Route #125 bus departs daily from Center City
        Philadelphia at both 16th Street and JFK Boulevard and at the 29th Street side of 30th Street Station. The bus stops at the Sheraton Plaza Hotel.

         [MAP OF MAJOR ROUTES TO VALLEY FORGE CONVENTION CENTER.]

                                    24

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                          ENTRANCE INSTRUCTIONS

    From the traffic light at the intersection of North Gulph Road and First Avenue, proceed on North Gulph Road to the second entrance on the right, approximately 150 yards. Turn right at that entrance and immediately turn left into the large parking lot. Proceed past the Sheraton Plaza Hotel main entrance level to the next entrance at a lower level. Inside the building follow the directions to the meeting location. This entrance is easily accessible for the handicapped.

                 [MAP OF VALLEY FORGE CONVENTION CENTER.]

                                    25

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